Exhibit 15.5

The Director

30 March 2020

Accountants’ Consents

Consent of Independent Registered Public Accounting Firm

Caledonia Mining Corporation, Plc.

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-224784) of Caledonia Mining Corporation Plc of our report dated March 28, 2020 relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

BDO South Africa Incorporated

Wanderers Office Park

52 Corlett Drive

Illovo, 2196

March 30, 2020

(date of signing consent)

BDO South Africa Incorporated

Registration number: 1995/002310/21

Practice number: 905526

VAT number: 4910148685

National Executive: PR Badrick • HN Bhaga-Muljee • D Botha • BJ de Wet • I Hashim • HCS Lopes (Johannesburg Office Managing Partner)

• SM Somaroo • Dr FD Schneider • ME Stewart (Chief Executive) • IM Scott • R Teixeira • MS Willimott

The company's principal place of business is at 22 Wellington Road, Parktown, Johannesburg, where a list of directors' names is available for inspection. BDO South Africa Incorporated, a South African personal liability company, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.